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Exhibit 99.3

CUSIP #811371 AE 3

Letter of Transmittal

Sea Containers Ltd.

Offer to Exchange
its 13% Senior Notes due 2006 ("New Notes")
for any or all of its outstanding
10 1/2% Senior Notes due 2003 ("Old Notes")

          This exchange offer will expire at 5:00 p.m., New York City time, on            , 2003, unless Sea Containers extends it. You may withdraw your tenders of Old Notes at any time before 5:00 p.m., New York City time, on                        , 2003.

The Exchange Agent for the Offer is

THE BANK OF NEW YORK

By Registered or Certified Mail or Overnight Courier:	By Facsimile Transmission:	By Hand until 4:30 p.m.:
The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street, 7 East New York, New York 10286 Attn: William Buckley	1-212-298-1915 Attn: William Buckley Confirm by telephone: 1-212-815-5788	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street Lobby Window New York, New York 10286

        Delivery of this letter of transmittal to an address or facsimile number other than one shown above will not be valid.

        Please read carefully the instructions contained in this letter of transmittal before you complete it.

        Please complete and return this letter of transmittal only if you are physically delivering certificates for old notes to the exchange agent with this letter of transmittal. If you tender Old Notes by means of the automated tender offer program of the depository trust company, the depository trust company must transmit to the exchange agent an "Agent's Message," which states that the depository trust company has received an express acknowledgment from you that you have received this letter of transmittal and agree to be bound by its terms with respect to the Old Notes which you tender. We will not consider your delivery of documents to the depository trust company as valid delivery to the Bank of New York, the exchange agent.

        Your bank or broker can assist you in completing this letter of transmittal. You may also direct your questions and requests for assistance to The Bank of New York at its address or telephone number in Instruction 10 to this letter of transmittal. You may obtain additional copies of this letter of transmittal or copies of other documents relating to this exchange offer from The Bank of New York, which will furnish these documents to you promptly at the expense of Sea Containers.

        If your certificates for the Old Notes are not immediately available or if you cannot deliver your certificates for the Old Notes and all other documents prior to the expiration date of the exchange offer or if you cannot complete the procedure for delivery by book-entry transfer on a timely basis and if you wish to tender your Old Notes, you must do so pursuant to the guaranteed delivery procedure described in the Prospectus and in Instruction 1 below.

☐
CHECK HERE IF YOU ARE DELIVERING YOUR OLD NOTES BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT'S ACCOUNT AT THE DEPOSITORY TRUST COMPANY AND COMPLETE THE FOLLOWING.

Name of Tendering Institution

The Depository Trust Company Account Number

Transaction Code Number

☐
CHECK HERE IF YOU ARE DELIVERING YOUR OLD NOTES PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT. PLEASE INCLUDE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

Name of Registered Holder(s)

Window Ticket Number (if any)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution that Guaranteed Delivery

        If delivered by book-entry transfer, provide the account number and the transaction code number:

The Depository Trust Company Account Number

Transaction Code Number

        List in the box below the certificates for Old Notes which you are delivering with this letter of transmittal. If the space below is inadequate, list all the certificate numbers and principal amounts on a separate schedule, sign the schedule and affix it to this letter of transmittal. We will accept tenders of Old Notes only in principal amounts equal to $1,000 or an integral multiple of $1,000. Do not complete this box if you are tendering by book-entry transfer.

DESCRIPTION OF NOTES

Name(s) and Address(es) of Holder(s) (Please fill in if blank)	Certificate Number(s)	Aggregate Principal Amount Represented by Certificates	Principal Amount Tendered*

Total Principal Amount of Notes

*	Unless you indicate otherwise in this column labeled "Principal Amount Tendered," we will assume that you are tendering the entire aggregate principal amount of the Old Notes indicated in the column labeled "Aggregate Principal Amount Represented." See Instruction 2.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        By executing this letter of transmittal below, I acknowledge that I have received the prospectus dated            , 2003 (the "Prospectus"), of Sea Containers Ltd., a Bermuda company, in which Sea Containers offers to exchange $1,000 principal amount of its 13% Senior Notes due 2006 (the "New Notes") for each $1,000 principal amount of its 10 1/2% Senior Notes due 2003 (the "Old Notes"). Under the terms and conditions of this exchange offer described in the Prospectus and this letter of transmittal, I hereby tender to Sea Containers the principal amount of Old Notes shown in the box on page 2 above.

        At such time as Sea Containers accepts for exchange the Old Notes I tender with this letter of transmittal, I

  •
  irrevocably sell, assign and transfer to Sea Containers, or upon its order, all rights, title and interest in and to all the Old Notes I tender, and

  •
  irrevocably appoint The Bank of New York, the exchange agent, my true and lawful agent and attorney-in-fact with respect to the Old Notes I tender, with full power of substitution and resubstitution,

  1.
  to deliver certificates representing those Old Notes, or transfer ownership of those Old Notes on the account books maintained by The Depository Trust Company, together, in either such case with all accompanying evidences of transfer and authenticity, to or upon the order of Sea Containers,

  2.
  to present those certificates for transfer on your books, and

  3.
  to receive all benefits or otherwise exercise all rights of beneficial ownership of the Old Notes I tender, under the terms of this exchange offer.

The power of attorney above is an irrevocable power coupled with an interest, which I grant knowing that the exchange agent is also acting as agent of Sea Containers.

        I hereby represent and warrant that I have full power and authority to tender, exchange, assign and transfer the Old Notes I tender with this letter of transmittal, and that when Sea Containers accepts those Old Notes for exchange, Sea Containers will acquire good, marketable and unencumbered title to them, free and clear of all liens, restrictions, charges and encumbrances, and they will not be the subject of any adverse claim or right. I will, upon request, execute and deliver any additional documents which The Bank of New York or Sea Containers considers to be necessary or desirable to complete the sale, assignment and transfer of Old Notes that I have tendered. I agree that all authority I confer by, and all my obligations under, this letter of transmittal will bind my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives and will not be affected by, and will survive, my death or incapacity. I may withdraw this tender only if I comply with the procedures for withdrawal described in the Prospectus and in the instructions contained in this letter of transmittal.

        Sea Containers will have accepted for exchange all validly tendered Old Notes (or defectively tendered Old Notes if Sea Containers waives the defects) only if, as and when Sea Containers gives oral or written notice of acceptance to The Bank of New York, as exchange agent. If Sea Containers terminates this exchange offer, The Bank of New York will promptly return to me the Old Notes I tendered.

        Sea Containers reserves the right not to accept tendered Old Notes from any tendering holder if Sea Containers determines, in its sole and absolute discretion, that such acceptance could result in a violation of applicable securities laws.

        I know that Sea Containers reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding after the expiration date of this exchange offer or, as described in the Prospectus under the caption "The Exchange Offer—Conditions to this Exchange Offer," to terminate this exchange offer and, to the extent applicable law permits, purchase Old Notes in the open market, in privately negotiated transactions or by other means. The terms of any such purchases or offers could differ from the terms of this exchange offer.

        My tenders of Old Notes in compliance with any one of the procedures described in the Prospectus under the caption "The Exchange Offer—Procedures for Tendering" and in the instructions to this letter of transmittal, followed by Sea Containers' acceptance of my tenders, will create a binding agreement between Sea Containers and me under the terms and conditions of this exchange offer.

        The Prospectus describes the circumstances in which Sea Containers may not be required to accept for exchange any of the Old Notes tendered in this exchange offer, including any Old Notes tendered after the expiration date of this exchange offer. Sea Containers will return to me promptly, at my address in the box above, any Old Notes which it does not accept for exchange, unless I give a different address below in the "Special Delivery Instructions" box.

        Delivery and surrender of my Old Notes will not be effective, and the risk of loss of my Old Notes will not pass to The Bank of New York, as exchange agent, until The Bank of New York either receives this letter of transmittal or a facsimile of it, properly completed and executed, or receives an "agent's message" in connection with a book-entry transfer of Old Notes, together in either case with all accompanying evidences of authority, any certificates evidencing my Old Notes, and any other required documents in form satisfactory to Sea Containers. Sea Containers will determine, in its sole discretion, all questions as to form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Old Notes. This determination will be final and binding.

        Unless I/we indicate otherwise below in the "Special Issuance Instructions" box, please issue in my/our name(s) any New Notes to which I am/we are entitled under the exchange offer, and any Old Notes representing principal amounts which I/we did not tender or which you do not accept for exchange. Similarly, unless I/we indicate otherwise below in the "Special Delivery Instructions" box, please deliver to me/us, at the address(es) shown on page 3 above, any New Notes to which I am/we are entitled under the exchange offer, and any Old Notes representing principal amounts which I/we did not tender or which you do not accept for exchange. Sea Containers has no obligation, because I/we complete the "Special Issuance Instructions" box or "Special Delivery Instructions" box, to transfer any Old Notes from the name of their registered holder(s) if Sea Containers does not accept for exchange any of the principal amount of such Old Notes.

  PLEASE SIGN HERE
  (To be completed by all tendering holders of Old Notes)

              The registered holder(s) of Old Notes tendered with this letter of transmittal must sign below exactly as its/their name(s) appear(s) on the certificate(s) for such Old Notes. A person or persons to whom a registered holder has transferred Old Notes being tendered with this letter of transmittal must sign below exactly as its/their name(s) appear(s) either in a completed form of transfer notice on the certificate(s) for such Old Notes, or in appropriate bond powers. If a signature below is that of a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, you must give your full title below on the line indicating "Capacity" and submit evidence satisfactory to Sea Containers of your authority to act in that capacity. See Instruction 3 below.

X
X
Signature(s) of Registered Holder(s) or Other Authorized Signatory
Date
Name(s):
(Please Print)
Capacity:
Address:

(Including Zip Code)
Area Code and Telephone Number:

MEDALLION SIGNATURE GUARANTEE (See Instruction 3 below)
Certain Signatures Must be Guaranteed by an Eligible Institution.

(Name of Eligible Institution Guaranteeing Signatures)
(Address (including Zip Code) and Telephone Number (including Area Code) of Firm)
(Authorized Signature)
(Printed Name)
(Title)
Dated:

  SPECIAL ISSUANCE INSTRUCTIONS
  (See Instructions 2, 3, 4 and 5)

                To be completed ONLY if you want us to issue certificates for New Notes, or for Old Notes in a principal amount not tendered or not accepted for exchange, in the name of someone other than the person or persons whose signature(s) appear(s) on this letter of transmittal.

Issue:	☐ New Notes to:
☐ Old Notes to: (check as applicable)
Name:	(Please Type or Print)
Address:
Zip Code
(Tax Identification or Social Security Number)

  SPECIAL DELIVERY INSTRUCTIONS
  (See Instructions 2, 3, 4 and 5)

              To be completed ONLY if you want us to send certificates for New Notes, or for Old Notes in a principal amount not tendered or not accepted for exchange, to someone other than the person or persons whose signature(s) appear(s) on this letter of transmittal, or to an address different from that shown in the box entitled "Description of Notes" in this letter of transmittal.

Deliver:	☐ New Notes to:
☐ Old Notes to: (check as applicable)
Name:	(Please Type or Print)
Address:
Zip Code

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Exchange Offer

1.
Delivery of this Letter of Transmittal and Certificates for Notes; Book-Entry Confirmations; Withdrawal of Tenders.

        If you wish to make a valid tender of Old Notes in this exchange offer, The Bank of New York, as exchange agent, must receive, before 5:00 p.m., New York City time, on the expiration date of the exchange offer, either

  •
  a confirmation of any book-entry transfer of Old Notes tendered electronically into The Bank of New York's account with The Depository Trust Company, or
  •
  physical delivery of certificates for Old Notes at one of The Bank of New York's addresses shown on the first page of this letter of transmittal, with a properly completed and duly executed copy or facsimile of this letter of transmittal and any other documents required by this letter of transmittal.

        Procedures for book-entry transfer of Old Notes appear in the Prospectus under the caption "The Exchange Offer—Procedures for Tendering—Book-Entry Transfer."

        If your certificates for the Old Notes are not immediately available or if you cannot deliver your certificates for the Old Notes and all other documents prior to the expiration date of the exchange offer, or if you cannot complete the procedure for delivery by book-entry transfer on a timely basis and if you wish to tender your Old Notes, you must do so pursuant to the guaranteed delivery procedure described in the Prospectus. Pursuant to such procedure: (1) such tender must be made by or through an eligible institution (see Instruction 3 below), (2) the exchange agent must receive a properly completed and duly executed notice of guaranteed delivery substantially in the form provided with this letter of transmittal prior to the expiration date of this exchange offer, and (3) the exchange agent must receive within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, in the case of a guarantee of Old Notes, the certificates for the Old Notes, in proper form for transfer, or a confirmation of a book-entry transfer of such Old Notes, if such procedure is available, into the account of the exchange agent at The Depository Trust Company, together with a properly completed and duly executed letter of transmittal (or manually signed facsimile of the letter of transmittal) with any required signature guarantees (or, in the case of a book-entry transfer, agent's message), and any other documents required by this letter of transmittal.

        The method of delivery of this letter of transmittal, certificates representing Old Notes and all other required documents to The Bank of New York is at your choice and risk. If you choose to deliver by mail, we suggest that you use properly insured registered mail, return receipt requested, and that you mail a sufficient time before the expiration of this exchange offer to permit delivery to The Bank of New York before expiration. Except as otherwise described below, we will consider your delivery to The Bank of New York to occur only when The Bank of New York actually receives or confirms delivery. You should send this letter of transmittal and Old Notes only to The Bank of New York, as exchange agent, not to Sea Containers.

        You may withdraw from this exchange offer any Old Notes you tendered by book-entry transfer by giving written or facsimile notice of withdrawal complying with the procedures of the Automated Tender Offer Program of The Depository Trust Company. The Depository Trust Company must give The Bank of New York notice of your withdrawal before 5:00 p.m., New York City time, on                , 2003.

        You may withdraw from this exchange offer any Old Notes you tendered by physical delivery of certificates by giving written notice of withdrawal to The Bank of New York. Notice of withdrawal, to be effective,

  •
  must be received by The Bank of New York, at one of its addresses or its facsimile number shown on the first page of this letter of transmittal, before 5:00 p.m., New York City time, on the expiration date of this exchange offer,
  •
  must specify your name(s),
  •
  must give the certificate serial numbers of the particular certificates for those Old Notes and their aggregate principal amount, and
  •
  must be signed by you exactly as you signed this letter of transmittal, or be accompanied by documents of transfer sufficient to have The Bank of New York register the transfer of the Old Notes into your name(s).

        The signature(s) on the notice of withdrawal of any tendered Old Notes must be guaranteed by an "eligible institution" (see Instruction 3 below) unless you are an eligible institution that tendered the Old Notes for your own account. If the Old Notes to be withdrawn have been delivered or otherwise identified to The Bank of New York, a signed notice of withdrawal will be effective immediately when The Bank of New York receives written or facsimile transmission of the notice of withdrawal even if physical release is not yet effected.

2.
Partial Tenders.

        Sea Containers will accept tenders of Old Notes in this exchange offer only in principal amounts equal to $1,000 or an integral multiple of $1,000. If you wish to tender less than the entire principal amount of any Old Notes evidenced by a certificate, you must fill in the principal amount tendered in the last column of the "Description of Notes" box above. We will assume that you are tendering the entire principal amount represented by the certificates for all Old Notes delivered to The Bank of New York unless you indicate otherwise. We will send a certificate for the entire principal amount of all Old Notes not tendered or not accepted for exchange to the person(s) signing this letter of transmittal unless you instruct us otherwise in the appropriate box on this letter of transmittal (see Instruction 4), promptly after the Old Notes are accepted for exchange.

3.
Signatures on this Letter of Transmittal; Bond Powers and Endorsements; Guarantee of Signatures.

        If you are the registered holder(s) of the Old Notes you list above in the "Description of Notes" box, your signature(s) on this letter of transmittal must correspond exactly with your name(s) appearing on the face of each certificate you tender. If you are not the registered holder(s) of the Old Notes you list above in the "Description of Notes" box, your signature(s) on this letter of transmittal must correspond exactly with your name(s) as transferee appearing in the form of transfer notice in each certificate you tender, or appearing in any bond powers which you submit with your tender of Old Notes.

        Signatures on this letter of transmittal need not be guaranteed by an "eligible institution" if (a) you are the registered holder of all the Old Notes being tendered with this letter of transmittal and you have not completed the "Special Issuance Instructions" box above, or (b) the tender of all the Old Notes with this letter of transmittal is for the account of an "eligible institution." An eligible institution is a recognized member of the Medallion Signature Guarantee Program or other similar program and includes a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or a correspondent in the United States. Most banks, securities firms and other financial institutions are eligible institutions.

        If you tender any of the Old Notes which are registered in the name of two or more holders, all holders must sign this letter of transmittal. If you tender Notes which are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this letter of transmittal and any necessary accompanying documents as there are different registrations of certificates.

        If you sign this letter of transmittal as a registered holder of the Old Notes you list above in the "Description of Notes" box, and you want us to issue and return to you certificates for New Notes, or reissue and return to you all Old Notes not tendered or not accepted for exchange, then you do not have to complete the form of transfer notice in the certificates for the Old Notes you tender or provide a separate bond power. In any other case (for example, if you give "Special Issuance Instructions" or "Special Delivery Instructions" above), you must either properly complete the forms of transfer notice in the certificates for the Old Notes you tender, or provide appropriate bond powers with this letter of transmittal. Your signature(s) in the forms of transfer notice or bond powers must correspond exactly with your name(s) as it/they appear(s) on the certificates you tender, and your signature(s) must be guaranteed by an eligible institution, unless you are an eligible institution.

        If you sign this letter of transmittal and are not the registered holder of the Old Notes you list above in the "Description of Notes" box, then the registered holder(s) must either have properly completed the form of transfer notice in the certificates for those Old Notes, or you must provide with this letter of transmittal appropriate bond powers signed by the registered holder(s). The signature(s) of the registered holder(s) in the form of transfer notice or bond powers must correspond exactly with its/their name(s) which appear(s) on the certificates you tender, and the signature(s) must be guaranteed by an eligible institution, unless all the signing registered holders are eligible institutions.

        If you sign this letter of transmittal or any certificates for Old Notes or bond powers as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or in some other fiduciary or representative capacity, you should indicate your capacity when signing and submit with this letter of transmittal evidence satisfactory to Sea Containers of your authority to act in such capacity.

4.
Special Issuance and Special Delivery Instructions.

        Indicate in the appropriate box above the name(s) in which or the address to which we are to issue and send your New Notes, or Old Notes in principal amounts which you are not tendering or which Sea Containers does not accept for exchange, if the name(s) or address is different from your name(s) and address as the registered holder(s) signing this letter of transmittal. If you want us to issue and register your New Notes in a different name from the name(s) in the corresponding Old Notes, you must give the taxpayer identification number of the person(s) you name. If you give no special issuance or delivery instructions, we shall return to you Old Notes which you do not tender or which Sea Containers does not accept for exchange. Any such Old Notes which you tender by book-entry transfer and which Sea Containers does not accept for exchange will be returned by crediting your account at The Depository Trust Company.

5.
Transfer Taxes.

        Sea Containers will pay any transfer taxes that are payable on the exchange and transfer of Old Notes for New Notes in this exchange offer. If, however, the "Special Issuance Instructions" box above has been completed, or the person signing this letter of transmittal is not the registered holder of the Old Notes being tendered with this letter of transmittal, or if a transfer tax is payable for any reason other than the exchange of Old Notes in this exchange offer, then the person tendering will have to pay the full amount of any transfer tax.

        Unless a person other than Sea Containers is paying transfer taxes, it will not be necessary to affix transfer tax stamps to the certificates listed in this letter of transmittal.

6.
Irregularities.

        Sea Containers will determine, in its sole discretion, all questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Old Notes, and such determination will be final and binding. We will not consider alternative, conditional or contingent tenders to be valid. Sea Containers reserves for itself the absolute right to reject any or all tenders of Old Notes that it determines are not in proper form or the acceptance of which would, in the opinion of Sea Containers' management, be unlawful. Sea Containers also reserves for itself the right to waive any defects, irregularities or conditions of tender as to particular Old Notes without waiving the defects, irregularities or conditions of tender as to other Old Notes. Sea Containers' interpretations of the terms and conditions of this exchange offer, including these instructions to this letter of transmittal, will be final and binding. Tenders of Old Notes will not be effective until Sea Containers waives all defects or irregularities or they are cured within such reasonable time as Sea Containers may require. None of Sea Containers, The Bank of New York, the as exchange agent, or any other person will be under any duty to give notice of any defects or irregularities in tenders of Old Notes, or will incur any liability to holders of Old Notes for failure to give any such notice.

7.
Waiver of Conditions.

        Sea Containers expressly reserves for itself the absolute right, in its sole discretion, to amend or waive any of the conditions to this exchange offer, in general or as to particular Old Notes, at any time and from time to time.

8.
Mutilated, Lost, Stolen or Destroyed Certificates for Notes.

        If your certificates for Old Notes have been mutilated, lost, stolen or destroyed, please write to or telephone The Bank of New York at the address or telephone number in Instruction 9 below.

9.
Tax Identification Number and Backup Withholding.

        United States federal income tax law generally requires that if your tendered Old Notes are accepted for exchange, you or your assignee (in either case, the "Payee") must provide the exchange agent with the Payee's correct Taxpayer Identification Number ("TIN"), which, in the case of a Payee who is an individual, is the Payee's social security number. If the exchange agent is not provided with the correct TIN or an adequate basis for an exemption, the Payee may be subject to a $50 penalty imposed by the Internal Revenue Service ("IRS") and backup withholding in an amount equal to 30% of the payments received pursuant to the exchange offer that are payments of interest or other reportable payments, such as the cash exchange fee. Backup withholding is not an additional tax. Rather, the tax liability of person subject to backup withholding will be reduced by the amount withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

        To prevent backup withholding, each Payee must provide such Payee's correct TIN by completing the "Substitute Form W-9" set forth herein, certifying that the TIN provided is correct (or that the Payee is awaiting a TIN) and that (a) the Payee is exempt from backup withholding, (b) the Payee has not been notified by the Internal Revenue Service that such Payee is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the payee that such Payee is no longer subject to backup withholding.

        If the Payee does not have a TIN, such Payee should consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "W-9 Guidelines") for instructions on applying for a TIN, write "Applied For" in the space for the TIN in Part 1 of the Substitute Form W-9, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth herein. If the Payee does not provide such Payee's TIN to the Payor within 60 days, backup withholding will begin and continue until the Payee furnishes the Payee's TIN to the Payor. Note: Writing "Applied For" on the form means that the Payee has already applied for a TIN or that the Payee intends to apply for one in the near future.

        If the Note is held in more than one name or is not in the name of the actual owner, consult the W-9 Guidelines for information on which TIN to report.

        Exempt Payees (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt Payee should write "Exempt" in Part 2 of Substitute Form W-9. See the W-9 Guidelines for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt, such person must submit an appropriate and properly completed Form W-8BEN, W-8ECI, W-8EXP or W-8IMY, "Certificate of Foreign Status," as the case may be, signed under penalties of perjury attesting to such exempt status. Such form may be obtained from the exchange agent or the IRS at its Internet website: www.irs.gov.

10.
Requests for Assistance or Additional Copies.

        You may direct questions and requests for assistance to the Customer Service Department at The Bank of New York, the exchange agent in this exchange offer, at            ,             , Telephone                  . Also, please make any request for copies of the Prospectus, this letter of transmittal or other documents to the exchange agent, which will promptly furnish them at Sea Containers' expense.

  TO BE COMPLETED BY ALL TENDERING NOTEHOLDERS (See Instruction No. 9)

Name (If joint names, see enclosed guidelines)
Business name (Sole proprietors, see enclosed guidelines)
Please check appropriate box: ☐ Individual/Sole Proprietor ☐ Corporation ☐ Partnership ☐ Other
Address (Number, street and apt. or suite no.)
City, state and ZIP code

PAYOR'S NAME: Sea Containers Ltd

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	TIN (Social Security Number or Employer Identification Number)

Part 2—FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (SEE INSTRUCTIONS)

Payor's Request for Taxpayer Identification Number ("TIN") and Certification	Part 3—CERTIFICATION—Under penalties of perjury, I certify that (1) the number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), (2) I am not subject to any backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).

Signature	Date

        You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE
"APPLIED FOR" IN PART 1 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

            I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and that I mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that if I do not provide a taxpayer identification number to the Payor within 60 days, the Payor is required to withhold the applicable rate from all cash payments made to me thereafter until I provide a number.

Signature	Date

NOTE:
FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING FROM ANY GROSS PROCEEDS. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

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PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
INSTRUCTIONS Forming Part of the Terms and Conditions of the Exchange Offer
YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE "APPLIED FOR" IN PART 1 OF THE SUBSTITUTE FORM W-9.